CUSIP NO. G4474Y214	13G	Page 11 of 11

EXHIBIT 99.1

Joint Filing Agreement

February 14, 2019

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Silchester International Investors LLP, Silchester Partners Limited, Silchester Capital Limited and Stephen Charles Butt each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Silchester Partners Limited

By:	/s/ Timothy J. Linehan
Name:	Timothy J. Linehan
Title:	Director

Silchester Capital Limited

By:	/s/ Timothy J. Linehan
Name:	Timothy J. Linehan
Title:	Director

Silchester International Investors LLP

By:	/s/ Timothy J. Linehan
Name:	Timothy J. Linehan
Title:	Member of Supervisory Group

Stephen Charles Butt

/s/ Stephen Charles Butt